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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report dated February 12, 1998 on the consolidated financial statements and financial statement schedule of ITT Corporation, and our report dated March 11, 1998 on the combined financial statements of Westin Hotels & Resorts Worldwide, Inc. and the consolidated financial statements of W&S Hotel L.L.C. included in this Form 8-K, into the Company's previously filed Registration Statement on Form S-3 File Nos. 333-40077, 333-40077-01, 333-47639,
333-47639-01, 333-49953, 333-49953-01, 333-49955, 333-49955-01, 333-13411,
333-13411-01, 33-64335 and 33-64335-01) and on Form S-8 (File Nos. 333-49927,
333-49927-01, 333-49931, 333-49931-01, 333-02721, and 333-02721-01).

                                                             ARTHUR ANDERSEN LLP
New York, New York
April 24, 1998